INDUSTRIAL HEMP GROWER LICENSE

Tennessee Department of Agriculture

Division of Consumer and Industry Services

Nashville, Tennessee 37204

Expires: 4/05/2018

Issue To: **Gary J Roberts Jr**
1126 Pin Oak Ln
Brentwood, TN 37027

License No: IH1770

The above entity is authorized to conduct business within the State of Tennessee conditioned on the faithful observance of the Laws, Rules, and Regulation governing such.

Assistant Commissioner

Commissioner

As Required by: T.C.A. § 43-26-103(e)

Date Issued: April 04, 2017

Amount Paid: $264.00